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                                                                   EXHIBIT 10.41
Employment Letter Agreement


March 18, 1998


Mr. Greg Bronzovic
1018 Eastwood Dr.
Los Altos, CA 94024

Dear Greg:

On behalf of ChipPAC, Inc. ("ChipPAC"), I am pleased to offer you the position of Vice President of Sales. You will be reporting to Harry Rozakis, Senior Vice President of Sales and Marketing.

Should you accept this offer, your compensation will include:

 .  An annual base salary of $171,327.00 (One Hundred Seventy One Thousand Three
   Hundred Twenty Seven  Dollars) to be paid on a semi-monthly basis.

 . Participation in the ChipPAC Sales Incentive (SIP) Plan. Your annual SIP target is 40% of your base salary.

 . Participation in the ChipPAC Stock Plan. Subject to the approval of the Board of Directors you will begin participation in the Plan on your date of hire and be granted 75,000 shares of ChipPAC stock.

 .  Monthly car allowance of $500.00 (Five Hundred Dollars) per month.

 . Eligibility to participate in the standard benefits offered to employees of ChipPAC.

 . Based on ChipPAC's vacation policy, you will accrue two weeks (ten days) of vacation per year for the first two years after which you will accrue an additional day per year up to a maximum of four weeks (twenty days) per year.

The Immigration Control and Reform Act of 1986 requires that all new employees submit proof of employment eligibility. This proof should be submitted on your first day of employment, along with the enclosed I-9 form. To satisfy the I-9 requirements, please refer to the back of the I-9 document. You can fulfill the I-9 requirements by providing one document from list A or by providing one document from both List B and List C. Bring these documents with you on your first day of employment.

We hope that you and ChipPAC will find mutual satisfaction with your employment. ChipPAC is excited about your joining the company and looks
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forward to a beneficial and fruitful relationship. ChipPAC recognizes the traditional Employment-At-Will doctrine between an employer and an employee which means that either party has the right to terminate the employment relationship at any time with or without cause or notice.

Similarly, we both agree that any dispute arising with respect to your employment, the termination of that employment, including any alleged breach of contract claims or breach of covenant of good faith and fair dealing related to your employment at ChipPAC shall be settled by binding arbitration in accordance with the rules of the American Arbitration Association.

Enclosed you will find ChipPAC's Standard Invention and Confidentiality Agreement form for your review. ChipPAC expects that you will maintain confidentiality of any proprietary information received from your previous employers. It is ChipPAC's understanding that any such agreements will not prevent you from performing the duties of this position. If you accept this offer of employment, please sign the enclosed copy of this offer letter and send it back as soon as possible. Please bring the ChipPAC Standard Inventions and Confidentiality Agreement on your first day of employment.

This letter and the Agreement contain the entire agreement with respect to your employment and supersedes any prior agreements regarding your employment status. No ChipPAC representative, with the exception of ChipPAC's President or Human Resources has any authority to modify or enter into an agreement or modification, express or implied, contrary to the foregoing. Any such modification or agreement must be in writing and signed by you and the President or Human Resources, and must clearly and expressly specify an intent to change the at will nature of your employment.

We look forward to counting you among those who will enjoy the growth and success of ChipPAC and hope that you will join us during this exciting time. Please indicate your acceptance of this offer of employment by signing a copy of this letter in the space below and returning one copy of this letter to me.
This offer supersedes  the previous offer letter dated March 13, 1998.

If you have any questions, please feel free to contact me at (408) 232-8288.

Sincerely,



David Aronovici
Senior Human Resources Manager

Greg Bronzovic
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Print Name

/s/ Greg Bronzovic                        March 18, 1998
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Signature                                 Date

April 1, 1998
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Start Date